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                                                                EXHIBIT 99(A)(5)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

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If you previously elected to reject Data Translation, Inc.'s offer to exchange options, and you would like to change your election and accept this offer, you must sign this Notice and execute a new Election Form and return both documents to Michael DiPoto before 5 p.m., Eastern Daylight Time, on March 19, 2002, unless the offer is extended. If you have questions, please contact Michael DiPoto at (508) 481-3700.

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To Data Translation, Inc.:


    I previously received a copy of the Offer to Exchange (dated February 19, 2002), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject Data
Translation, Inc.'s offer to exchange options. I now wish to change that election and accept your offer to exchange options. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Michael DiPoto, I will be able to withdraw my rejection of the offer and accept the offer to exchange options instead. I have read, understand and agree to all of the terms and conditions of the offer to exchange options.



    I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Michael DiPoto before 5 p.m., Eastern Daylight Time, on March 19, 2002, or if Data Translation, Inc. extends the deadline to exchange options, before the extended expiration of the offer.


    I further understand that Data Translation, Inc. will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

    I accept the offer to exchange options.

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Signature

Date: __________________________________________________________________________

Name: __________________________________________________________________________
              (Please Print)

Employee Identification Number:
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